Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2025, as amended by its Amendment No. 1 on Form 8-K/A filed with the SEC on October 10, 2025 and further amended by its Amendment No. 2 on Form 8-K/A filed with the SEC on November 13, 2025 (as amended, “Form 8-K”).

Unless the context otherwise requires, the “Company” refers to Kodiak AI, Inc. (“Kodiak”) (f/k/a Ares Acquisition Corporation II) and its subsidiaries after the Closing, and Ares Acquisition Corporation II (“AACT”) prior to the Closing.

The unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of AACT and Legacy Kodiak, adjusted to implement the Business Combination and certain transactions which occurred in connection with the Business Combination.

AACT was incorporated on March 15, 2021 as a Cayman Islands exempted company incorporated with limited liability. AACT was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. AACT had neither engaged in any operations nor generated any revenue to date.

Legacy Kodiak was incorporated in the state of Delaware on April 6, 2018 and is a leading provider of AI-powered AV technology that is addressing the needs of the long-haul trucking, industrial trucking and defense industries.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 combines the historical statement of operations of AACT for the interim period from January 1, 2025 to September 23, 2025 and the historical statement of operations of Kodiak for the nine months ended September 30, 2025 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the historical statement of operations of AACT for the year ended December 31, 2024 and the historical statement of operations of Legacy Kodiak for the year ended December 31, 2024 on a pro forma basis as if the Business Combination had been consummated on January 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in Kodiak’s quarterly report on Form 10-Q for the period ended September 30, 2025 filed with the SEC on November 13, 2025 (the “Quarterly Report”):

•	the historical audited financial statements of Legacy Kodiak as of and for the year ended December 31, 2024;

•	the historical unaudited financial statements of Kodiak as of and for the nine months ended September 30, 2025; and

•

other information relating to Kodiak, Legacy Kodiak and AACT included in the Proxy Statement/Prospectus, including the description of the Business Combination Agreement and the transactions contemplated in connection therewith in the “Explanatory Note” that appears at the beginning of the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information should also be read together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report.

The historical statement of operations of AACT for the interim period from January 1, 2025 to September 23, 2025 has been prepared by AACT management on the same basis as AACT’s annual financial statements. The unaudited pro forma condensed combined balance sheet of AACT as of September 30, 2025 has not been presented as the Business Combination has already been reflected in the unaudited condensed consolidated balance sheet of Kodiak as of September 30, 2025.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Kodiak’s results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future results of operations of Kodiak. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Transactions

Pursuant to the Business Combination Agreement (as entered into on April 14, 2025), the following transactions occurred:

(i)	On September 23, 2025, one day prior to the Closing Date, AACT became a Delaware corporation (the “Domestication”) and, in connection with the Domestication:

(A)	AACT’s name changed to “Kodiak AI, Inc.”;

(B)	each then-issued and outstanding AACT Unit was automatically cancelled and each holder became entitled to one share of Common Stock and one-half of one Public Warrant;

(C)	each then-issued and outstanding Class A Ordinary Share automatically converted into one share of Common Stock;

(D)	each then-issued and outstanding AACT Public Warrant automatically converted into one Public Warrant; and

(E)	each then-issued and outstanding AACT Private Placement Warrant automatically converted into one Private Placement Warrant.

(ii)

On September 24, 2025, the Closing Date, Merger Sub merged with and into Legacy Kodiak, with Legacy Kodiak as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of Kodiak.

(iii)

Upon the consummation of the Business Combination, Legacy Kodiak Securityholders received or have the right to receive, in the aggregate, shares of Common Stock equal to (i) $2.5 billion divided by (ii) approximately $11.45 and the following transactions occurred:

(A)	the conversion of all outstanding shares of Legacy Kodiak’s preferred stock (“Legacy Kodiak Preferred Stock”) into shares of Legacy Kodiak Common Stock at a one-for-one conversion rate;

(B)

the full vesting and net exercise of outstanding Legacy Kodiak Warrants for which Legacy Kodiak had received binding net exercise agreements prior to the consummation of the Business Combination into shares of Legacy Kodiak Common Stock based on the deemed value of a share of Legacy Kodiak Common Stock immediately prior to the Closing, and the assumption of all Legacy Kodiak Warrants not subject to such an agreement into Assumed Kodiak Warrants, in each case, pursuant to the terms of such Legacy Kodiak Warrant;

(C)	the automatic conversion of all of Legacy Kodiak’s outstanding SAFEs into shares of Legacy Kodiak Common Stock according to their terms and conditions;

(D)	the conversion of all Second Lien Loans, excluding the Exchanged SAFE Loan, into shares of Legacy Kodiak Common Stock at an effective price of $6.00 per share of Common Stock;

(E)

the conversion of each issued and outstanding share of Legacy Kodiak Common Stock, including shares of Legacy Kodiak Common Stock outstanding following the events described in subsections (A) through (D) above, to a number of shares of Common Stock based on the quotient obtained by dividing: (i) the aggregate number of shares of Common Stock to be issued to Legacy Kodiak Securityholders at the Closing of the Business Combination; by (ii) the fully-diluted capitalization of Legacy Kodiak as of immediately prior to the Closing (the “Per Share Merger Consideration”);

(F)

the conversion of all outstanding vested and unvested Legacy Kodiak Options into Exchanged Kodiak Options exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted based on the Per Share Merger Consideration; and

(G)

the assumption of all outstanding vested and unvested Legacy Kodiak Warrants, for which net exercise was not assumed, into Assumed Kodiak Warrants exercisable for shares of Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted based on the Per Share Merger Consideration.

Kodiak Earn Out Securities

During the Earn Out Period, Legacy Kodiak Securityholders, including Legacy Kodiak Option holders, received, or will be entitled to receive, up to 74,998,317 Earn Out Securities, which will vest or be issued, as applicable, upon achievement of certain milestones during the Earn Out Period and, for the Earn Out RSUs, certain service-based vesting conditions.

An initial 24,999,439 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Common Stock equals or exceeds the Triggering Event I Threshold, and causes Triggering Event I. An additional 24,999,439 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Common Stock equals or exceeds the Triggering Event II Threshold, and causes Triggering Event II. The remaining 24,999,439 Earn Out Securities will vest or be issued to Legacy Kodiak Securityholders, if, within the Earn Out Period, the volume weighted average closing price of Common Stock equals or exceeds the Triggering Event III Threshold, and causes Triggering Event III.

If during the Earn Out Period there is a Change of Control that will result in:

(A)

holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then Triggering Event I shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control;

(B)

holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event II Threshold, then Triggering Event II shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control; and

(C)

holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event III Threshold, then Triggering Event III shall be deemed to occur and the relevant Earn Out Securities shall be issued or vest immediately prior to the consummation of the Change of Control.

Other Related Events in Connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

Legacy Kodiak Financing

From February 2025 through April 2025, certain institutional and accredited investors provided $23.7 million of financing to Legacy Kodiak in the form of SAFEs, including $10.0 million from the SPAC Sponsor Affiliate Investor.

From April 2025 through September 2025, certain institutional and accredited investors invested $43.9 million in the form of Second Lien Loans to Legacy Kodiak, including $20.0 million from the SPAC Sponsor Affiliate Investor.

In connection with the consummation of the Business Combination: (i) immediately prior to the Closing, the Second Lien Loans, other than the Exchanged SAFE Loan, converted into equity shares of Legacy Kodiak Common Stock; and (ii) upon the Closing, such shares of Legacy Kodiak Common Stock converted into shares of Common Stock as provided for by the Business Combination Agreement. The Exchanged SAFE Loan remains outstanding and has a maturity date of October 1, 2026.

PIPE Investment, Preferred PIPE Investment and PIPE Warrants

Concurrently with the execution of the Business Combination Agreement, AACT entered into certain subscription agreements (the “PIPE Subscription Agreements”) with certain investors in a private placement (the “PIPE Investors”). Under the terms of the PIPE Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Kodiak an aggregate of $60.0 million of shares of Common Stock.

Pursuant to the PIPE Subscription Agreements, certain PIPE Investors relating to aggregate subscriptions of $10.0 million satisfied their respective obligations to purchase the PIPE Shares under the PIPE Subscription Agreements by purchasing Class A Ordinary Shares in open market transactions at a price of less than approximately $11.45 per share prior to the record date established for voting at the extraordinary general meeting of AACT to approve the Business Combination.

On September 15, 2025, AACT entered into Preferred Subscription Agreements with the Preferred Investors for an aggregate purchase price of $145.0 million. One of such Preferred Investors was a PIPE Investor who had previously entered into a PIPE Subscription Agreement for an aggregate purchase price of $50.0 million. The obligation of such Preferred Investor to purchase the $50.0 million of Common Stock in such PIPE Subscription Agreement was replaced with the obligation to purchase the Preferred Stock and PIPE Warrants. Pursuant to the Preferred Subscription Agreements, on the Closing Date, the Preferred Investors purchased 142,155 shares of Preferred Stock, and PIPE Warrants to purchase 17,769,375 shares of Common Stock.

Each share of the Preferred Stock will be convertible into Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price, plus any accrued but unpaid dividends on such share. The conversion price will initially be $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to certain future issuances or sales of Common Stock at prices less than the conversion price then in effect. In addition, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is six months after the date of the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume-weighted average price and (ii) $8.00. Further, if the trailing 45-day volume-weighted average price of Common Stock on the 46th trading day following the date that is nine months after the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume-weighted average price and (ii) $6.00.

The PIPE Warrants were immediately exercisable upon issuance and expire on September 24, 2031. The PIPE Warrants, if exercised, will be exercised on a cash or cashless basis at Kodiak’s election. Each PIPE Warrant was initially exercisable at $12.00 per share of Common Stock, subject to the same anti-dilution and other adjustments as the conversion price of the Preferred Stock. The PIPE Warrants also provide for certain customary registration rights with respect to the shares of Common Stock underlying the PIPE Warrants.

Non-Redemption Agreements

On September 22, 2025, AACT and Legacy Kodiak entered into the Non-Redemption Agreements in exchange for the Non-Redemption Investors agreeing to not redeem (or to rescind their redemption request of) an aggregate of 3,319,712 Class A Ordinary Shares in connection with the Extraordinary General Meeting. Pursuant to the Non-Redemption Agreements, immediately prior to the consummation of the Business Combination, Kodiak issued to the Non-Redemption Investors for no additional consideration, either

(i) Non-Redemption Warrants to purchase Common Stock or (ii) shares of Common Stock. On the Closing Date, under the Non-Redemption Agreements, the Company issued Non-Redemption Warrants to purchase an aggregate of 7,606,666 shares of Common Stock and an aggregate of 368,028 shares of Common Stock. The Non-Redemption Warrants have substantially the same terms as the PIPE Warrants.

AACT Capital Transactions

1)	AACT Share Redemption

At the extraordinary general meeting of AACT held on April 22, 2025, AACT shareholders voted on and approved a proposal to amend AACT’s Memorandum and Articles of Association to extend the date by which AACT has to consummate a business combination from April 25, 2025 to January 26, 2026. Immediately prior to this vote, AACT shareholders holding an aggregate of 640,288 Class A Ordinary Shares chose to redeem such shares for a total redemption amount of $7.1 million.

2)	SPAC Sponsor Earn Out Securities

On March 19, 2021, the SPAC Sponsor paid $25,000 to cover certain offering and formation costs of Kodiak in consideration for the Founder Shares. As of June 30, 2025, there were 12,500,000 shares of Common Stock held by the SPAC Sponsor outstanding (the “SPAC Sponsor Contribution Shares”). As part of the Business Combination, AACT and the SPAC Sponsor agreed with respect to the SPAC Sponsor Contribution Shares that:

•	50%, or the SPAC Sponsor Earn Out Securities , will be subject to vesting and vest upon the occurrence of Triggering Event I during the Earn Out Period; and

•	50% will not be subject to any forfeiture or vesting conditions.

If, during the Earn Out Period, there is a Change of Control that will result in holders of Common Stock receiving a per share price equal to or in excess of the Triggering Event I Threshold, then the SPAC Sponsor Earn Out Securities shall vest as of immediately prior to the consummation of the Change of Control.

Accounting Treatment of the Business Combination

The accounting treatment of the Business Combination is dependent upon which entity in the Business Combination is considered the accounting acquirer. A combining entity can be considered an accounting acquirer in one scenario and an accounting acquiree in another.

On May 12, 2025, the FASB issued ASU 2025-03, Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”) which amends the ASC 805, Business Combinations, framework for identifying the accounting acquirer in business combinations when the legal acquiree is a variable interest entity (“VIE”) by requiring entities to consider the general accounting acquirer factors in ASC 805 when the transaction is primarily effected by the exchange of equity interests. The ASU is applied prospectively to all business combinations with acquisition dates occurring on or after the date of initial application. The ASU is effective for all annual reporting periods (and interim periods in annual reporting periods) beginning after December 15, 2026. Early adoption is permitted in interim or annual reporting periods in which financial statements have not yet been issued (or made available for issuance). AACT and Legacy Kodiak have elected to early adopt ASU 2025-03 as of April 1, 2025. For purposes of these pro forma financial statements, management has assessed the Business Combination as if ASU 2025-03 had already been adopted as the Closing will occur after the adoption date. The adoption of the ASU 2025-03 will not have any retrospective impact to AACT’s or Legacy Kodiak’s historical financial statements.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, while AACT is the legal acquirer, it has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Kodiak represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization. The net assets of AACT and Legacy Kodiak are stated at historical cost, with no goodwill or other intangible assets recorded. Transaction costs attributed to equity-classified instruments have been recorded within equity in the unaudited pro forma condensed combined financial statements. Transaction costs attributed to liability-classified instruments issued in the Business Combination, consisting of the PIPE Warrants and the Non-Redemption Warrants, were expensed as incurred. Operations prior to the Business Combination are those of Legacy Kodiak in future reports of Kodiak.

Legacy Kodiak was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Kodiak stockholders acquired a significant majority of the voting power of Kodiak;

•	The Board has seven members of whom one individual was designated by AACT and of whom six individuals were designated by Legacy Kodiak;

•	Legacy Kodiak’s senior management comprise the senior management roles of Kodiak and are responsible for the day-to-day operations; and

•	Legacy Kodiak is the larger entity based on historical operating activity and its larger employee base.

Additional Accounting Considerations

Kodiak assessed the accounting related to the Business Combination and the treatment related to the following matters:

•

SPAC Sponsor Earn Out Securities – Management concluded the SPAC Sponsor Earn Out Securities are equity-classified instruments as they have an exercise contingency related to a single triggering event and will be indexed to the Common Stock.

•

Earn Out Securities – Management concluded the Earn Out Securities are equity- classified instruments as the only variability in the number of shares issuable or to be issued is related to the price of Common Stock which is an input into the valuation model and does not preclude the Earn Out Securities from being considered indexed to the Common Stock.

The Earn Out Securities attributed to the Legacy Kodiak Options issued in connection with the Business Combination are accounted for as stock-based compensation due to the continued service requirement and also are equity-classified.

•

Public Warrants and Private Placement Warrants – These warrants are accounted for as equity instruments in the historical financial statements of AACT. Management concluded that equity classification for the Public Warrants and Private Placement Warrants continues to be appropriate.

•

Preferred Stock and PIPE Warrants – Management concluded the Preferred Stock are classified in temporary equity as the Preferred Stock is redeemable at the option of the holder commencing any time after the fifth anniversary of the Closing Date at a price equal to the accrued value plus accrued and unpaid dividends on such shares.

Management concluded that the PIPE Warrants are liability-classified instruments due to an anti-dilution protective provision, which may result in a further adjustment if the issuance that triggered the anti-dilution adjustment expires or terminates unexercised or unconverted. As the exercise or termination of another instrument is not an input into the valuation model, the PIPE Warrants are precluded from being considered indexed to the Common Stock.

Management obtained a third-party valuation for the Preferred Stock and the PIPE Warrants. The valuations indicate that aggregate fair values of approximately $229.2 million for the Preferred Stock and $86.4 million for the PIPE Warrants for a total fair value of $315.6 million which exceeds the consideration received of $145.0 million. The excess of $170.6 million has been recognized as a loss in the Kodiak statement of operations for the nine months ended September 30, 2025.

•

Non-Redemption Warrants – The Non-Redemption Shares were issued for no consideration to certain Non-Redemption Investors immediately prior to the Closing. Management has concluded that the Non-Redemption Warrants are liability-classified instruments due to an anti-dilution protective provision, which may result in a further adjustment if the issuance that triggered the anti-dilution adjustment expires or terminates unexercised or unconverted. As the exercise or termination of another instrument is not an input into the valuation model, the Non-Redemption Warrants are precluded from being considered indexed to the Common Stock. Management obtained a third-party valuation for the Non-Redemption Warrants which indicates a fair value of approximately $37.0 million. This amount has been recognized as a loss in the Kodiak statement of operations for the nine months ended September 30, 2025.

•

Non-Redemption Shares – The Non-Redemption Shares were issued for no consideration to certain Non-Redemption Investors immediately prior to the Closing. As the Non-Redemption Shares are considered a non-pro rata dividend to certain equityholders, the value of the Non-Redemption Shares of $3.2 million was recognized as a loss in the Kodiak statement of operations for the nine months ended September 30, 2025.

Post-Transaction Reporting Consideration

After the Business Combination was consummated, Legacy Kodiak’s historical financial statements replaced those of AACT beginning with the filing of Kodiak’s Quarterly Report on Form 10-Q for the third quarter of 2025.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months ended September 30, 2025

(in thousands, except per share amounts)

	AACT (Historical)	Kodiak (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenues	$—	$2,744	$—		$2,744
Operating expenses:
Research and development	—	35,804			35,804
General and administrative	11,701	21,463			33,164
Truck and freight operations	—	16,102			16,102
Sales and marketing	—	3,290			3,290

Total operating expenses	11,701	76,659			88,360

Loss from operations	(11,701)	(73,915)			(85,616)
Other (expense) income:
Interest expense	—	(3,365)			(3,365)
Interest income and other, net	—	(2,555)			(2,555)
Loss on issuance of Series A cumulative redeemable convertible preferred stock	—	(84,174)			(84,174)
Loss on issuance of common stock	—	(3,220)			(3,220)
Loss on issuance of common stock warrants	—	(123,328)			(123,328)
Change in fair value of second lien loans		(23,938)	23,515	A1	(423)
Change in fair value of SAFEs		(190,075)	190,075	A1	—
Change in fair value of redeemable convertible preferred stock warrant liabilities	—	(7,272)	7,272	A1	—
Investment income on investments held in trust account	16,671	—	(16,671)	A2	—

Total other income (expense), net	16,671	(437,927)	204,191		(217,065)

Income (loss) before provision for income taxes	4,970	(511,842)	204,191		(302,681)

Provision for income taxes	—	(4)	—		(4)

Net income (loss)	$4,970	$(511,846)	$204,191		$(302,685)

Weighted average shares outstanding – basic and diluted	62,126	62,978			174,941

Net loss per share – basic and diluted	$0.08	$(8.13)			$(1.73)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2024

(in thousands, except per share amounts)

	AACT (Historical)	Legacy Kodiak (Historical)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined
Revenues	$—	$14,933	$—		$14,933
Operating expenses:
Research and development	—	43,436			43,436
General and administrative	1 ,776	20,999			22,775
Truck and freight operations	—	9,013			9,013
Sales and marketing	—	3,204			3,204

Total operating expenses	1,776	76,652			78,428

Loss from operations	(1,776)	(61,719)			(63,495)
Other (expense) income:
Interest expense	—	(4,951)			(4,951)
Interest income and other, net	—	895			895
Change in fair value of SAFEs		(4,109)	4,109	A1	—
Change in fair value of warrant liabilities	—	426	(426)	A1	—
Investment income on investments held in trust account	27,762	—	(27,762)	A2	—

Total other income (expense), net	27,762	(7,739)	(24,079)		(4,056)

Income (loss) before provision for income taxes	25,986	(69,458)	(24,079)		(67,551)

Provision for income taxes	—	(1)	—		(1)

Net income (loss)	$25,986	$(69,459)	$(24,079)		$(67,552)

Weighted average shares outstanding – basic and diluted	62,500	88,181			173,164

Net loss per share – basic and diluted	$0.42	$(0.79)			$(0.39)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 1 – Description of the Business Combination

On April 14, 2025, AACT, Legacy Kodiak and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, on September 24, 2025, the Closing Date, Legacy Kodiak merged with Merger Sub, a wholly owned subsidiary of AACT, with Legacy Kodiak being the surviving corporation as a wholly owned subsidiary of AACT. In connection with the Domestication, AACT changed its name to “Kodiak AI, Inc.”

Note 2 – Basis of the Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Quarterly Report:

•	the historical audited financial statements of Legacy Kodiak as of and for the year ended December 31, 2024;

•	the historical unaudited financial statements of Kodiak as of and for the nine months ended September 30, 2025; and

•

other information relating to Kodiak, Legacy Kodiak and AACT included in the Proxy Statement/Prospectus, including the description of Business Combination Agreement and the transactions contemplated in connection therewith in the “Explanatory Note” that appears at the beginning of the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information should also be read together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report.

The historical statement of operations of AACT for the interim period from January 1, 2025 to September 23, 2025 have been prepared by AACT management on the same basis as AACT’s annual financial statements. The unaudited pro forma condensed combined balance sheet of AACT as of September 30, 2025 has not been presented as the Business Combination has already been reflected in the unaudited condensed consolidated balance sheet of Kodiak as of September 30, 2025.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-Closing tax implications of Kodiak. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination been consummated on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Kodiak.

The Business Combination has been accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AACT is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Kodiak represent a continuation of the financial statements of Legacy Kodiak with the Business Combination treated as the equivalent of Legacy Kodiak issuing stock for the net assets of AACT, accompanied by a recapitalization.

Note 3 – Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 provides guidance to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, we have elected not to present any Management Adjustments for AACT and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

AACT and Legacy Kodiak have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 are as follows:

(A1)

Reflects the elimination of remeasurement gains and losses on the Second Lien Loans (excluding the Exchanged SAFE Loan), SAFEs, and the Legacy Kodiak redeemable convertible preferred stock warrant liability.

(A2)	Reflects the elimination of interest income related to the investments held in the Trust Account.

Note 4 – Loss per Share

As the Business Combination is being reflected as if it had been consummated on January 1, 2024, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes the following events occurred as of January 1, 2024:

•	the issuance and conversion of SAFEs and Second Lien Loans, excluding the Exchanged SAFE Loan, into Legacy Kodiak Common Stock immediately prior to the consummation of the Business Combination;

•	the April 2025 redemption of 640,288 Class A Ordinary Shares by public shareholders;

•	the issuance of additional shares in connection with the Business Combination;

•	the issuance of additional shares with respect to the Preferred Stock; and

•	the issuance of $12.5 million of shares of Common Stock to the Legacy Kodiak Advisor.

	Year Ended December 31, 2024	Nine Months Ended September 30, 2025
Pro Forma net loss (in thousands)	$(67,552)	$(302,685)
Public shareholders	5,492,904	5,492,904
Vested SPAC Sponsor Contribution Shares	6,250,000	6,250,000
Non-Redemption Shares	368,028	368,028
Legacy Kodiak Securityholders – weighted average common stock(1)	58,410,457	60,187,412
Legacy Kodiak Securityholders – weighted average preferred stock	62,240,421	62,240,421
Legacy Kodiak Securityholders – assumed net exercise of certain warrants(2)	1,548,425	1,548,425
Legacy Kodiak SAFE holders	30,061,262	30,061,262
Legacy Kodiak Second Lien Loan holders(3)	7,700,557	7,700,557
Legacy Kodiak Advisor	1,091,519	1,091,519

Pro Forma basic and diluted weighted average shares outstanding	173,163,573	174,940,528

Pro Forma net loss per share, basic and diluted	$(0.39)	$(1.73)

(1)	Excludes the weighted average shares of Kodiak Common Stock issued upon the completion of the Business Combination.
(2)	Includes Legacy Kodiak Warrants that vested and net exercised immediately prior to the Closing.
(3)	Excluding the Exchanged SAFE Loan.

The following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented above because including them would have had an anti-dilutive effect:

Private Placement Warrants(1)	14,300,000
Public Warrants(1)	24,999,987
Legacy Kodiak Options(2)	55,989,712
Legacy Kodiak Warrants(3)	558,559
Preferred Stock(4)	14,215,500
PIPE Warrants(5)	17,769,375
Non-Redemption Warrants(5)	7,606,666
SPAC Sponsor Earn Out Securities(6)	6,250,000
Earn Out Securities(6)	74,998,317

Total	216,688,176

(1)

Following the Domestication, one whole warrant entitled the holder to purchase one share of Common Stock at a price of $11.50 per share, which the price was adjusted down to $9.28 on October 20. 2025. The Private Placement Warrants and the Public Warrants are anti- dilutive on a pro forma basis and were excluded from the diluted number of Kodiak’s shares outstanding at the Closing.

(2)

All outstanding Legacy Kodiak Options at the Closing, whether vested or unvested, converted into Exchanged Kodiak Options. Additionally, holders of Legacy Kodiak Options received Earn Out RSUs representing a pro rata share of the Earn Out Securities. Each Earn Out RSU is subject to certain service-based vesting conditions.

(3)	Certain Legacy Kodiak Warrants became Assumed Kodiak Warrants at Closing.
(4)

Each share of Preferred Stock are convertible into Common Stock at any time at the option of the holder at a rate equal to the accrued value, divided by the then-applicable conversion price, plus any accrued but unpaid dividends on such share.

(5)	The PIPE Warrants and Non-Redemption Warrants were immediately exercisable upon issuance and will expire six years from the Closing Date.
(6)	The Earn Out Securities and the SPAC Sponsor Earn Out Securities are contingently issuable upon the achievement of the applicable triggering event(s).